                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

                                     among

                            SM&A CORPORATION (EAST)

                                      and

                             KAPOS ASSOCIATES INC.

                                      and

                           ERVIN KAPOS AND JUNE KAPOS
                        AS THE "PRINCIPAL SHAREHOLDERS"

                                      and

                      VERONA OLIVER AND CORDELLIA SCRUGGS
                          AS THE "ADDITIONAL FOUNDERS"


                         Dated as of September 20, 1999

                               TABLE OF CONTENTS
                               -----------------

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
1.   ACQUISITION OF OUTSTANDING COMPANY SHARES............................    1

2.   CONSIDERATION........................................................    1
     2.1  Consideration...................................................    1
     2.2  Capital Stock of the Company....................................    1
     2.3  Escrow of Cash..................................................    2

3.   CLOSING..............................................................    2
     3.1  Closing.........................................................    2
     3.2  Closing Deliveries..............................................    2

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE
   ADDITIONAL FOUNDERS AND THE PRINCIPAL SHAREHOLDERS.....................    4
     4.1  Due Organization................................................    4
     4.2  Authorization; No Conflicts.....................................    5
     4.3  Capital Stock...................................................    5
     4.4  Transactions in Capital Stock and Spin-offs.....................    5
     4.5  No Bonus Shares.................................................    6
     4.6  Subsidiaries....................................................    6
     4.7  No Options, Warrants, Related Rights............................    6
     4.8  Financial Statements............................................    6
     4.9  Liabilities and Obligations.....................................    7
     4.10 Approvals.......................................................    7
     4.11 Accounts and Notes Receivable...................................    7
     4.12 Intellectual Property...........................................    7
     4.13 Permits.........................................................    8
     4.14 Real and Tangible Personal Property.............................    8
     4.15 Material Contracts and Commitments..............................    8
     4.16 Insurance.......................................................   10
     4.17 Employees, Consultants, Etc.....................................   10
     4.18 Benefit Plans; ERISA Compliance.................................   11
     4.19 Conformity with Law; Pending or Threatened Claims...............   14
     4.20 Taxes...........................................................   14
     4.21 Government Contracts............................................   15
     4.22 Absence of Changes..............................................   16
     4.23 Deposit Accounts; Powers of Attorney............................   17
     4.24 Relations with Governments......................................   17
     4.25 Conflicts of Interest...........................................   18
     4.26 Environmental Matters...........................................   18
     4.27 Disclosure......................................................   18

                                       i


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5.   ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE   PRINCIPAL
     SHAREHOLDERS.........................................................   18
     5.1  Authorization; No Conflicts.....................................   19
     5.2  Title to Company Stock..........................................   19

6.   REPRESENTATIONS AND WARRANTIES OF SM&A...............................   19
     6.1  Organization and Standing.......................................   19
     6.2  Authorization and Binding Obligation............................   19
     6.3  No Conflicts....................................................   20
     6.4  Approvals.......................................................   20
     6.5  Litigation and Administrative Proceedings.......................   20
     6.6  SEC Reports and Financial Statements............................   20
     6.7  Ability to Perform Classified Programs..........................   21
     6.8  No Registration Under the Securities Act........................   21
     6.9  Acquisition for Investment......................................   21
     6.10 Evaluation of Merits and Risks of Investment....................   21

7.   COVENANTS............................................................   22
     7.1  Access and Cooperation..........................................   22
     7.2  Conduct of Business Pending Closing.............................   22
     7.3  Prohibited Activities...........................................   22
     7.4  Release by Principal Shareholders and Additional Founders.......   24
     7.5  No Shop.........................................................   24
     7.6  Flow of Funds...................................................   24

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY, THE
     ADDITIONAL FOUNDERS AND THE PRINCIPAL SHAREHOLDERS...................   25
     8.1  Representations and Warranties; Performance of Obligations......   25
     8.2  No Litigation...................................................   25
     8.3  No Material Adverse Change......................................   25
     8.4  Consents and Approvals..........................................   25
     8.5  Opinion of Counsel..............................................   25

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SM&A..........................   25
     9.1  Representations and Warranties; Performance of Obligations......   26
     9.2  No Litigation...................................................   26
     9.3  Examination of Financial Statements.............................   26
     9.4  No Material Adverse Change......................................   26
     9.5  Opinion of Counsel..............................................   26
     9.6  Consents and Approvals..........................................   26
     9.7  Additional Liabilities and Obligations..........................   26
     9.8  Additional Contracts............................................   27
     9.9  Good Standing Certificates......................................   27
     9.10 Resignation of Directors and Officers...........................   27


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10.  INDEMNIFICATION......................................................   27
     10.1  Survival.......................................................   27
     10.2  Indemnification................................................   27
     10.3  Indemnification by SM&A........................................   28
     10.4  Indemnification Procedures.....................................   29

11.  NONCOMPETITION.......................................................   30
     11.1  Prohibited Activities..........................................   30
     11.2  Acknowledgments................................................   31
     11.3  Independent Covenant...........................................   32

12.  CERTAIN DEFINITIONS..................................................   32
     12.1  "Affiliate"....................................................   32
     12.2  "Base Purchase Price"..........................................   32
     12.3  "Company Stock"................................................   32
     12.4  "Earn-Out Purchase Price"......................................   32
     12.5  "Encumbrances".................................................   32
     12.6  "GAAP".........................................................   32
     12.7  "Government Authority".........................................   33
     12.8  "Knowledge"....................................................   33
     12.9  "Legal Requirement"............................................   33
     12.10 "Material Adverse Effect"......................................   33
     12.11 "Outstanding Company Shares"...................................   33
     12.12 "Person".......................................................   33
     12.13 "Purchase Price Adjustment Amount".............................   33
     12.14 "Technology"...................................................   34

13.  TERMINATION..........................................................   34
     13.1  Circumstances of Termination...................................   34
     13.2  Effect of Termination..........................................   34

14.  GENERAL..............................................................   35
     14.1  Cooperation....................................................   35
     14.2  Successors and Assigns.........................................   35
     14.3  Entire Agreement...............................................   35
     14.4  Counterparts...................................................   35
     14.5  Brokers and Agents.............................................   35
     14.6  Payment of Expenses............................................   35
     14.7  Arbitration; Attorneys' Fees, Prevailing Party.................   35
     14.8  Notices........................................................   36
     14.9  Governing Law..................................................   37
     14.10 Exercise of Rights and Remedies................................   37
     14.11 Reformation and Severability...................................   37


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     14.12 General Terms..................................................   38

15.  CERTAIN POST-CLOSING MATTERS.........................................   38
     15.1  Appointment of President and Deputy General Manager............   38
     15.2  Payment of Earn-Out Purchase Price.............................   38
     15.3  Confidentiality and Intellectual Property......................   38

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of September 20,
                                         ---------
1999, among SM&A CORPORATION (EAST), a California corporation ("SM&A"); KAPOS
                                                                ----
ASSOCIATES INC., a Virginia corporation (the "Company"); and ERVIN KAPOS AND
                                              -------
JUNE KAPOS (each a "Principal Shareholder" and collectively the "Principal
                    ---------------------                        ---------
Shareholders"); and VERONA OLIVER AND CORDELLIA SCRUGGS (each an "Additional
------------                                                      ----------
Founder," and collectively the "Additional Founders").
-------                         -------------------

     WHEREAS, the Principal Shareholders are the record owners of an aggregate of 4,000 shares of common stock of the Company; and

     WHEREAS, the Additional Founders are the record owners of an aggregate of 1,000 shares of common stock of the Company; and

     WHEREAS, the respective Boards of Directors of SM&A and the Company deem it advisable and in the best interests of their respective corporations and stockholders that SM&A acquire all of the issued and outstanding shares of the Company on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

 1.  ACQUISITION OF OUTSTANDING COMPANY SHARES.
     -----------------------------------------

     In accordance with the terms and subject to the conditions of this Agreement, SM&A shall acquire all of the issued and outstanding shares of capital stock of the Company (the "Outstanding Company Shares") at the Closing
                                   --------------------------
(as defined in Section 3.1 below) in exchange for the consideration described in
               -----------
Article 2 below.
---------

 2.  CONSIDERATION.
     -------------

     2.1  Consideration. The aggregate consideration to be paid in connection
          -------------
with the acquisition of the Outstanding Company Shares by SM&A (the "Consideration") shall equal the (i) Base Purchase Price, plus (ii) the Earn-Out
 -------------
Purchase Price.

     2.2  Capital Stock of the Company. At the Closing, by virtue of the
          ----------------------------
acquisition of the Outstanding Company Shares by SM&A, each Outstanding Company Share shall be exchanged for (i) cash in an amount equal to the Base Purchase Price divided by the number of Outstanding Company Shares, subject to the provisions of Schedule 7.6; and (ii) the right to receive cash equal to the
              ------------
Earn-Out Purchase Price divided by the number of Outstanding Company Shares, subject to the Earn-Out conditions described in Schedule 12.4; provided,
                                                -------------  --------
however, the Escrow Funds (as hereinafter defined) which shall be paid into the
-------
escrow pursuant to Section 2.3 shall be deducted
                   -----------
from the Base Purchase Price allocated to the Principal Shareholders (which deduction shall be allocated among the Principal Shareholders according to the proportions specified in Schedule 3.1 to the Escrow Agreement (as hereinafter
                         ------------
defined)).

     2.3  Escrow of Cash. At the Closing, SM&A shall deposit $300,000 of the
          --------------
Base Purchase Price allocated to the Principal Shareholders (the "Escrow Funds")
                                                                  ------------
in an interest-bearing escrow for a period of one (1) year (the "Escrow Period")
                                                                 -------------
as a source of payment for the indemnification obligations of the Principal Shareholders and Additional Founders pursuant to Article 10 below. The Escrow
                                                 ----------
Funds allocable to the Principal Shareholders shall be held and disbursed pursuant to the terms of this Agreement and an escrow agreement in substantially the form attached hereto as Exhibit 2.3 (the "Escrow Agreement"). The Escrow
                            -----------       ----------------
Funds allocable to each Principal Shareholder shall be described on Schedule 3.1
                                                                    ------------
to the Escrow Agreement.

3.   CLOSING.
     -------

     3.1  Closing. The closing of the acquisition of the Outstanding Company
          -------
Shares by SM&A (the "Closing") shall take place at the offices of Hogan &
                     -------
Hartson, LLP, 8300 Greensboro Drive, McLean, Virginia 22102, before the close of business on the later of (a) the day after all of the conditions to the Closing set forth in Articles 8 and 9 have been satisfied or waived in writing, or (b)
             ----------------
September 16, 1999, or at such other place, time and date as the parties hereto mutually may agree (the "Closing Date").
                         ------------

     3.2  Closing Deliveries. At the Closing, the parties shall have delivered
          ------------------
to each other the following closing documents and agreements, and taken the following actions:

          (a) Documents and agreements delivered by or on behalf of each Principal Shareholder, Additional Founder and/or the Company, as the case may be, to SM&A:

               (i)   a duly executed copy of this Agreement;

               (ii)  a duly executed copy of the Escrow Agreement;

               (iii) duly executed resignations from each of the Company's directors and officers serving in such capacity immediately prior to the Closing;

               (iv) such certificates of the Company, Additional Founders and/or the Principal Shareholders as required by Article 9;
                                                           ---------

               (v) an opinion of counsel for the Company, substantially in the form attached hereto as Exhibit 3.2(a)(v);
                                  -----------------

               (vi) duly executed copy of the Employment Agreement, including noncompetition provisions, between the Company and Ervin Kapos, substantially in the form attached hereto as Exhibit 3.2(a)(vi) (the
                                                       ------------------
          "Employment Agreement");
           --------------------

               (vii) certificates of Good Standing and Existence of the Company issued by the Secretary of State of the State of California and the Virginia State Corporation Commission and by the appropriate authorities in each other jurisdiction, if any, where the Company is qualified to do business;

               (viii) Company financials for the months ended July 31, 1999 and August 31, 1999;

               (ix) Documents showing the termination of the Company present bank credit facility and release of related liens;

               (x) Documents showing the satisfaction of all of the Company's indebtedness to the Principal Shareholders;

               (xi) the Equity Incentive Proposal of Ervin Kapos attached hereto as Exhibit 3.2(a)(xi);
                    ------------------

               (xii)  stock certificates and stock powers as required by Section
                                                                         -------
          3.2(c);
          ------

               (xiii) resolutions of the Board of Directors and shareholders of the Company approving the transactions contemplated herein;

               (xiv) written consents of the landlords of the Company's leased locations in Arlington, Virginia; Norfolk, Virginia; and San Diego, California consenting to the sale of the Outstanding Company Shares to SM&A;

               (xv) a duly executed copy of the Flow of Funds Agreement (as defined below); and

               (xvi) such other documents that may be reasonably requested by SM&A.

          (b) Documents and agreements delivered by or on behalf of SM&A to the Company, Additional Founders and/or the Principal Shareholders, as the case may be:

               (i)    a duly executed copy of this Agreement;

               (ii)   a duly executed copy of the Escrow Agreement;

               (iii)  such certificates of SM&A as required by Article 8;
                                                               ---------

               (iv) certificate of Good Standing and Existence of SM&A issued by the Secretary of State of the State of California;

               (v)    duly executed copy of the Employment Agreement;

               (vi) resolutions of the Board of Directors of SM&A approving the transactions contemplated herein;

               (vii) an opinion of counsel for SM&A, substantially in the form attached hereto as Exhibit 3.2(b)(vii);
                             -------------------

               (viii) a duly executed copy of the Flow of Funds Agreement; and

               (ix) such other documents that may be reasonably requested by the Company.

          (c) On the Closing Date, SM&A shall deliver to each shareholder of the Company that portion of the Base Purchase Price to which each shareholder is entitled pursuant to Article 2, provided that each such
                                         ---------
     shareholder delivers to SM&A at the Closing a certificate or certificates representing the Outstanding Company Shares held by each such shareholder immediately prior to the Closing, along with stock powers duly executed in blank and/or other instruments of transfer satisfactory to SM&A.

          (d) Funds shall be transferred and disbursed by the parties in accordance with the Flow of Funds Agreement attached hereto as Schedule 7.6
                                                                    ------------
     (the "Flow of Funds Agreement").
           -----------------------

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE ADDITIONAL FOUNDERS AND
     --------------------------------------------------------------------------
     THE PRINCIPAL SHAREHOLDERS.
     --------------------------

     The Company, the Additional Founders and the Principal Shareholders jointly and severally represent and warrant that all of the following representations and warranties are true, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers), which shall modify all representations and warranties of the Company, the Additional Founders and the Principal Shareholders contained in this Agreement ("Disclosure Schedule"). The Company, the Additional Founders and
                 -------------------
the Principal Shareholders have used their best efforts to reference on the Disclosure Schedule the appropriate section and paragraph number.

     4.1  Due Organization. The Company is a corporation duly organized, validly
          ----------------
existing and in good standing under the laws of the Commonwealth of Virginia, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of Government Authorities to own its properties and assets and to carry on its business in the places and in the manner as it is now conducted, except where the failure to be so authorized, qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on the Company. True and correct copies of the Articles of Incorporation (certified by the Clerk of the Virginia State Corporation Commission) and Bylaws (certified by the Secretary of the Company) as each is amended, of the Company are attached to the Disclosure Schedule. The stock records and minute books of the Company, as heretofore made available to SM&A, are correct and complete (in the case of the minute books, in all material respects).

     4.2  Authorization; No Conflicts. The Company has the full legal right,
          ---------------------------
power and authority to enter into this Agreement, the Flow of Funds Agreement, the Employment Agreement and the Escrow Agreement, and to perform the transactions contemplated herein and therein. The execution, delivery and performance of this Agreement, the Flow of Funds Agreement, the Employment Agreement and the Escrow Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of the Company's Articles of Incorporation or Bylaws, (b) violate or conflict with any provision of, or be an event that is (or with the passage of time will result in) a default or violation of, or result in the modification, cancellation or acceleration of (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition or creation of any Encumbrances upon any of the assets of the Company pursuant to, any Contract (as defined in Section 4.15) to which the Company is a
                                         ------------
party or by which the Company is bound, (c) violate or conflict with any Legal Requirement applicable to either the Company or any of its properties or assets or any other material restriction of any kind or character to which it is subject, or (d) require the Company to obtain any authorization, consent, order, permit or approval of, or provide notice to, or filing, registration or qualification with, any Government Authority, except as set forth on the Disclosure Schedule. The Company has received, or will receive prior to the Closing, all necessary approvals from its Board of Directors and shareholders to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and at the Closing the Flow of Funds Agreement, the Employment Agreement and the Escrow Agreement will be duly executed and delivered by the Company, and, assuming the due execution and delivery hereof and thereof by SM&A, this Agreement constitutes, and the Flow of Funds Agreement, the Employment Agreement and the Escrow Agreement will constitute, the legal, valid and binding obligation of the Company, enforceable against it in accordance with their terms, except as enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

     4.3  Capital Stock. The authorized capital stock of the Company consists
          -------------
solely of 10,000 shares of voting common stock, $1.00 par value per share, of which only 5,000 shares are issued and outstanding, and are held of record by the persons and in the amounts set forth on the Disclosure Schedule, free and clear of all Encumbrances. The issued and outstanding shares of Company Stock have been duly authorized and validly issued, are fully paid and nonassessable, and such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal securities laws. Shares of the Company Stock were not issued in violation of the preemptive rights, if any, of any past or present shareholder, or any rights of first refusal or similar rights in favor of the Company or any past or present shareholder of the Company.

     4.4  Transactions in Capital Stock and Spin-offs. Except as set forth on
          -------------------------------------------
the Disclosure Schedule, no right of first refusal, option, warrant, call, conversion right or commitment of any kind exists with respect to any outstanding or authorized but unissued capital stock of the Company. In addition, there are no (a) outstanding securities or obligations that are convertible into or exchangeable for any shares of the capital stock or other equity securities of the Company, or (b) contracts, arrangements or commitments, written or otherwise, under which the Company is or may become bound to sell or otherwise issue any shares of its capital stock or any other equity securities. Without limiting the generality of the foregoing, the Company has done nothing to the Company's Knowledge which would form the basis upon which any person (other than any shareholder identified as a record owner of Outstanding Company Shares on the Company's stock books, or spouse of a principal of a trust that is such a shareholder) may claim to be in any way the record or beneficial owner of, or to be entitled to acquire (of record or beneficially), any shares of the capital stock or other equity securities of the Company. In addition, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof, and there has been no transaction or action taken with respect to the equity ownership of the Company in contemplation of the transactions described in this Agreement. Since June 20, 1997, there has not been any (a) issuance, sale, repurchase, redemption or other transfer of or transaction in the Company Stock or (b) any sale or spin-off of significant assets of the Company, in each case other than in the ordinary course of business.

     4.5  No Bonus Shares. None of the shares of the Company Stock was issued
          ---------------
for other than legally valid consideration.

     4.6  Subsidiaries. The Company does not presently own, of record or
          ------------
beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. The Company is not, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

     4.7  No Options, Warrants, Related Rights. The Company has not issued and
          ------------------------------------
there are not outstanding, any options, warrants or other rights to acquire any of the Company's capital stock.

     4.8  Financial Statements. Copies of the following financial statements
          --------------------
(the "Financial Statements") of the Company are attached to the Disclosure
      --------------------
Schedule:

          (a) The Company's balance sheet as of December 31, 1998 (reflecting recasted earnings before interest and taxes of no less than $370,000) and for the two (2) prior years, and statements of earnings, cash flows and shareholders' equity for the year then ended and for the two (2) prior years;

          (b) The Company's balance sheet as of June 30, 1999 (hereinafter referred to as the "Balance Sheet Date") and consolidated statements of
                         ------------------
     earnings, cash flows and shareholders' equity for the six (6)-month period then ended;

          (c) The Company's balance sheets, statements of earnings, cash flows and shareholders' equity for the months ended January 31, February 28, March 31, April 30, May 31, July 31 and August 31, 1999; and

          (d) The Company's recasted financial statements reflecting earnings before interest and taxes of at least $420,000 for the twelve months ended June 30, 1999.

The Financial Statements have been prepared in accordance with GAAP and on a consistent basis throughout the periods indicated. Such balance sheets present fairly and in all material respects the financial condition of the Company as of the dates indicated thereon, and such statements of earnings, cash flows and shareholders' equity present fairly and in all material respects the results of its operations for the periods indicated thereon.

     4.9   Liabilities and Obligations. Except as set forth on the Disclosure
           ---------------------------
Schedule with reference to Section 4.4, Section 4.8 and Section 4.9, the Company
                           -----------  -----------     -----------
has no liabilities or obligations of any nature (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable) and there is no existing condition, situation or set of circumstances which could result in such a liability or obligation, except for liabilities or obligations under any Contract disclosed on the Disclosure Schedule. For each such liability for which the amount is not fixed or is contested, the Company has provided on the Disclosure Schedule a summary description of its best estimate of the liability.

     4.10  Approvals. No authorization, consent or approval of, or registration
           ---------
or filing with, any governmental authority or any other person is or was required to be, and has not been, obtained or made by the Company in connection with the execution, delivery or performance of this Agreement or the transactions contemplated by this Agreement.

     4.11  Accounts and Notes Receivable. The Disclosure Schedule sets forth an
           -----------------------------
accurate list of the accounts and notes receivable of the Company as of the Balance Sheet Date, including receivables from and advances to the Company's employees and shareholders. Such list includes an aging of all accounts and notes receivable as of the Balance Sheet Date showing amounts due in thirty (30) day aging categories. Except as set forth on the Disclosure Schedule, all accounts receivable, unbilled invoices and other debts due or recorded in the records and books of account of the Company as being due to the Company (as the case may be) as at the date of this Agreement will be good, payable and collectible in full in the ordinary course of business within ninety (90) days after the Closing, net of applicable reserves as recorded on the Company's books on the date hereof; no contest with respect to the amount or validity of any amount is pending; and none of such accounts receivable or other debts is or will at the Closing be subject to any counterclaim or set-off. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of the Company which is consistent with that as historically and consistently maintained by the Company.

     4.12  Intellectual Property. The Company owns or has valid, binding and
           ---------------------
enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, applications for any of the foregoing, and licenses or other rights in respect of any of the foregoing ("Intellectual Property")
                                                     ---------------------
material in connection with its business, without any conflict with the rights of others. The Company has not received any notice from any other person pertaining to or challenging the right of the Company to use any Intellectual Property or Technology owned or used by or licensed to the Company. Other than in the ordinary course of business, the Company has not granted any outstanding licenses or other rights, and has no obligation to grant any licenses or other rights, under, and the shareholders of the Company and the employees of the Company have no rights in or to, any of the Intellectual Property or Technology owned or used by or licensed by or to the Company. No claims have been made by the Company of any violation or infringement by others of the rights of the

Company with respect to any Intellectual Property or Technology of the Company, and the Company has no Knowledge of any basis for the making of any such claim.

     The Company has delivered to SM&A on the Disclosure Schedule a complete and correct list and/or summary description of all material Intellectual Property and Technology owned by, used by or licensed by or to the Company.

     4.13  Permits. Except as set forth on the Disclosure Schedule, the Company
           -------
owns or possesses all franchises, licenses, permits, consents, approvals and authorizations (collectively herein referred to as "Permits"), of any Government
                                                    -------
Authority which are necessary for the conduct of its business as currently conducted. Each of the foregoing is in full force and effect, and the Company is in compliance with all of its obligations with respect thereto, and to the Company's Knowledge no event has occurred which permits, or upon the giving of notice or lapse of time or otherwise would permit, revocation or termination of any of the foregoing which would have a Material Adverse Effect upon the Company.

     The Company has delivered to SM&A on the Disclosure Schedule a complete and correct list of all Permits held by the Company.

     4.14  Real and Tangible Personal Property.
           -----------------------------------

           (a) The Disclosure Schedule contains an accurate list of all real property leased by the Company. The Company does not own, nor has it ever owned, any real property.

           (b) The Disclosure Schedule contains an accurate list of all material items of tangible personal property of every kind or description owned or held by the Company, and leases or licenses or other rights to possession thereof and includes an indication as to which assets are currently owned by business or personal affiliates of the Company. All tangible personal property of the Company is in good operating condition and repair, (i) excepting ordinary wear and tear and equipment that is out of service, and (ii) taking into consideration the current age, use and functionality of such items.

           (c) The Company has good and marketable title to, or holds by valid lease or license (which lease or license is in full force and effect and, to the best of the Company's Knowledge, binding upon the parties (and their successors) thereto in accordance with their respective terms), the real and tangible personal property listed on the Disclosure Schedule, free and clear of all Encumbrances.

     4.15  Material Contracts and Commitments. The Disclosure Schedule sets
           ----------------------------------
forth a list, complete and correct in all material respects, of the following written contracts, commitments and other agreements to which the Company is a party or by which it or any of its properties is bound (herein collectively referred to as the "Contracts"):
                    ---------

          (a) agreements involving payments, individually or in the aggregate, in excess of $25,000;

          (b) joint venture or partnership agreements or limited liability company agreements;

          (c) loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements (without regard to dollar amount involved);

          (d) leases, licenses, options to purchase real or personal property involving future obligations on the part of the Company which aggregate in excess of $25,000;

          (e) agreements relating to the purchase or acquisition, by merger or otherwise, of a signification portion of the business assets or securities of the Company by any other person or of any other person by the Company (other than as contemplated by this Agreement);

          (f) agreements that limit or restrict the ability of the Company to compete or otherwise to conduct its business in any manner or place, or that contain covenants of any other person not to compete with the Company;

          (g) any agreement with any holder of securities of the Company as such (including, without limitation, any agreement containing an obligation to register any of such securities under any federal or state securities laws);

          (h) agreements with or for the benefit of any affiliates, shareholders, employees, consultants, officers or directors of the Company providing for compensation or benefits individually in excess of $60,000 annually;

          (i) agreements that require the Company to buy or sell goods or services with respect to which there will be material losses or will be costs and expenses materially in excess of expected receipts; and

          (j) any other agreements, whether or not made in the ordinary course of business, that are material to the Company.

     The Company has complied in all material respects with all commitments and obligations pertaining to any such Contract, and is not in material default under any such Contract and no notice of material default has been received, nor to the best of the Company's Knowledge is there any default on the part of any other party to such Contract or any intent of any such party to attempt to terminate or amend any such Contract.

     4.16  Insurance. The Disclosure Schedule sets forth an accurate list of all
           ---------
insurance policies carried by the Company, and the Company has delivered to SM&A on the Disclosure Schedule an accurate list of all insurance loss runs or worker's compensation claims received during the past three (3) policy years. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date.

     4.17  Employees, Consultants, Etc.
           ---------------------------

           (a) The Disclosure Schedule sets forth (i) an accurate and complete list of (A) all officers and directors of the Company, (B) all employees of the Company and (C) all consultants currently performing services for the Company, and (ii) an accurate and complete list of all independent contractors and other agents currently performing services for the Company, setting forth in each case the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively), the billing rate and gross margin percentage of each independent contractor and agent.

           (b) The Disclosure Schedule sets forth a schedule, accurate and complete, showing all employment agreements and any other agreements to which the Company is a party or by which it is bound, containing terms providing for (i) compensation or other benefits or consequences upon the happening of a change of control of the Company and (ii) deferred compensation; together in each case with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby.

           (c) The Company has complied with the verification requirements and the record keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA") in all material respects; to the best of the Company's
               ----
     Knowledge, the information and documents on which the Company relied in complying with IRCA are true and correct; and to the Company's Knowledge, there have not been any discrimination complaints filed against the Company pursuant to IRCA.

           (d) No employees of the Company are represented by any labor union or covered by any collective bargaining agreement nor, to the best of the Company's Knowledge, is any campaign to establish such representation in progress.

           (e) The Company has not received or been notified of any discrimination complaint filed by any employee, applicant, union, or other party with any Government Authority.

           (f) The Company has filed all required reports and information that were due prior to the Closing Date and otherwise has complied with all material applicable regulatory requirements within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor, United States Internal Revenue Service and state and local human rights and/or civil rights agencies.

          (g) The Company has not received notice, written or otherwise, of any intention by any of its employees to terminate his or her employment or to seek a modification in the terms of his or her employment, individually or collectively with other employees.

          (h) To the Company's Knowledge, no employee, officer or director is in violation of any obligation of confidentiality to the Company.

     4.18 Benefit Plans; ERISA Compliance.
          -------------------------------

          (a) The Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to in this
                                        -----
     Section 4.18 as "Pension Plans"), "employee welfare benefit plans" (as
     ------------     -------------
     defined in Section 3(1) of ERISA) (sometimes referred to in this Section
                                                                      -------
     4.18 as "Welfare Plans") and all other Benefit Plans, as defined below,
     ----     -------------
     currently maintained in whole or in part, contributed to, or required to be contributed to by the Company for the benefit of any present or former officer, employee or director of the Company. For purposes of this Agreement, the term "Benefit Plan" shall mean any collective bargaining
                          ------------
     agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dependent care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understanding (whether or not legally binding) maintained in whole or in part, contributed to, or required to be contributed to by the Company for the benefit of any present or former officer, employee or director of the Company which is not a Pension Plan or Welfare Plan. The Company has delivered to SM&A true, complete and correct copies of (i) each Pension Plan, Welfare Plan and Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof) and all amendments, (ii) the three annual reports on Form 5500 most recently filed with the Internal Revenue Service (the "IRS") with
                                                                 ---
     respect to each Pension Plan or Welfare Plan (if any such report was required), (iii) the most recent IRS determination letter request for each Pension Plan intended to be qualified under Section 401(a) of the Code and all rulings or determinations concerning such Pension Plan requested of the IRS subsequent to the date of that letter, (iv) the most recent actuarial report for each Pension Plan and Welfare Plan for which an actuarial report is required by ERISA, (v) the most recent summary plan description for each Pension Plan and Welfare Plan for which such summary plan description is required by ERISA and each summary of material modifications prepared, as required by ERISA, after the last summary plan description, (vi) each trust agreement and/or group annuity contract relating to any Benefit Plan, and
     (vii) all other information reasonably requested by SM&A.

          (b) Each Pension Plan maintained and each pension plan formerly maintained that is or was intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such plan is qualified under Section 401(a) of the Code or can still be submitted in a timely manner to the IRS for such a letter, and no such determination letter has been revoked nor has revocation of any such letter been threatened, nor has any such plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification, and nothing has occurred or failed to occur which would cause the loss of such qualification, and all amendments required to be adopted before the Closing Date for any such Pension Plan to continue to be so qualified have been or will be duly and timely adopted; provided however, that to the extent that this representation applies to terminated pension plans, this representation refers to the qualified status of any such plan through the time of its termination. To the best Knowledge of the Company, the Company has paid all premiums (including any applicable interest, charges and penalties for late payment) due the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each such
                                                ----
     Pension Plan for which premiums to the PBGC are required and no such Pension Plan in whole or in part maintained by the Company has been terminated or partially terminated under circumstances which would result in liability to the PBGC.

          (c) Each of the Pension Plan, Welfare Plan and Benefit Plans sponsored by, and each of the benefit plans formerly sponsored by the
     Company: (i) has been in substantial compliance with all reporting and disclosure requirements of (x) Part 1 or Subtitle B of Title I of ERISA, if applicable, or (y) other applicable law, (ii) has had the appropriate required Form 5500 (or equivalent annual report) filed timely with the appropriate governmental entity for each year of its existence, (iii) has at all times complied with the bonding requirements of (x) Section 412 of ERISA, if applicable, or (y) other applicable law, (iv) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to the Company which may subject the Company to the payment of penalty, interest, tax or other obligation that can be expected to have a Material Adverse Effect on the Company, nor is there any basis for any imposition of any such liability, and (v) has been maintained in all respects in compliance with the applicable requirements of ERISA, the Code and other applicable law not otherwise covered hereunder so as not to have any Material Adverse Effect on the Company.

          (d) All voluntary employee benefit associations maintained by the Company and intended to be exempt from federal income tax under Section 501(c)(9) of the Code have been submitted to and approved as exempt from federal income tax under Section 501(c)(9) of the Code by the IRS, and, to the best Knowledge of the Company, nothing has occurred or failed to occur which would cause the loss of such exemption.

          (e) The execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provisions in any Pension Plan, Welfare Plan or Benefit Plan. The consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement; (ii) benefit under any Benefit Plan of the Company being established or becoming accelerated, vested or payable; or (iii) payment or series of payments by the Company, directly or indirectly, to any person that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

          (f) The Company provides no material post-retirement medical, health, disability or death protection coverage or contributes to or maintains any employee welfare benefit plan which provides for medical, health, disability or death benefit coverage following termination of employment by any officer, director or employee except as is required by Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

          (g) No Pension Plan or pension plan subject to Title IV of ERISA (i) that the Company maintains or maintained, or (ii) to which the Company is or was obligated to contribute, other than any such plan that is or was a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) had, as of its most recent annual valuation date, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to SM&A. None of such plans subject to Section 302 of ERISA has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA), whether or not waived. The Company, any officer of the Company, or any of the Pension Plan or Welfare Plans (including the Pension Plans and prior pension plans) which are subject to ERISA, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company or any officer of the Company to the tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or to any liability under ERISA which would have a Material Adverse Effect on the Company. To the best Knowledge of the Company, no "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to which the thirty (30)-day notice requirement has not been waived has occurred and is continuing with respect to any such Pension Plan. The Company has not suffered a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 for which the Company has any liability outstanding that can be expected to have a Material Adverse Effect on the Company.

          (h) With respect to any Welfare Plan, (i) each such Welfare Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with any applicable requirements of Part 6 of Title I of ERISA and Section 4980B(f) of the Code and (ii) each such Welfare Plan (including any such plan covering retirees or other former employees) may be amended or terminated with respect to health benefits without having a Material Adverse Effect on the Company on or at any time after the Closing Date.

          (i) All contributions required by law or by a collective bargaining or other agreement to be made under the Pension Plan, Welfare Plan or Benefit Plans with respect to all periods through the Closing Date, including a pro rata share of contributions due for the current plan year, will have been made by such date or provided for by adequate reserves by the Company. No changes in contribution rates or benefit levels have been implemented or negotiated (but not yet implemented), with respect to any Pension Plan, Welfare Plan or

     Benefit Plan since the date on which the information provided in the attached schedule has been provided, and no such changes are scheduled to occur.

          (j) The Company has not and will not have any liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any Pension Plan, Welfare Plan or Benefit Plan (including but not limited to employee benefit plans such as foreign plans which are not subject to ERISA), that has been, or is, contributed to by any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code), with the Company that can be expected to have a Material Adverse Effect on the Company, except to the extent they relate to benefits payable in the ordinary course.

          (k) The Company has complied in all material respects with all of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 applicable to its employees prior to the Closing Date.

          (l) The past, present or future existence and/or operation of provisions of Welfare Plans or Benefit Plans presently or formerly sponsored by the Company which relate to individually-owned health insurance policy expense reimbursement accounts have not resulted, and will not result, in the incurrence by the Company or its affiliates or successors of any Losses.

     4.19 Conformity with Law; Pending or Threatened Claims. To the Company's
          -------------------------------------------------
Knowledge, the Company has complied with, and the Company is not in material default under, any law, rule, ordinance, ruling, directive, or regulation or under any order, award, judgment or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company or any of its assets or its business, except where the failure to so comply or the default thereunder would not have a Material Adverse Effect on the Company. There are no claims, actions, suits or proceedings, pending or, to the Knowledge of the Company threatened, against or affecting the Company, at law or in equity, in any court, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company or its business and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received.

     4.20 Taxes.
          -----

          (a) The Company has timely filed all federal and other Tax Returns (as hereinafter defined) which are required to be filed, and there are no waivers or extensions of the statute of limitations, audits or examinations in progress, judicial proceedings, or claims against the Company for Taxes (as hereinafter defined and including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim, whether pending or threatened, for Taxes has been received and not paid. The Company is not a party to any Tax allocation or sharing agreement (i.e., any agreement or arrangement for the payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which includes the Company); there are no requests for rulings in respect of any Tax pending by the Company with any tax authority; and no penalty or deficiency in respect of any Taxes which has been assessed against the Company remains unpaid. The amounts shown as accruals for Taxes on the financial statements of the Company as of the Balance Sheet Date delivered to SM&A as a part of the Disclosure Schedule are sufficient for the payment of all Taxes of all kinds (including penalties and interest) for any time or arising or incurred in connection with periods on or before the Closing Date, and the Company has reserved an amount sufficient to pay all such Taxes. Copies of Tax Returns and franchise tax returns of the Company for its last two (2) fiscal years have been made available to SM&A. For purposes of this Section 4.20, "Tax" shall
                                                       ------------   ---
     mean any United States or other federal, state, provincial, local or foreign income, gross receipts, property, sales, goods and services use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority. "Tax Return" shall mean any return, report or
                              ----------
     similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          (b) No shareholder of the Company is a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder.

          (c) The Company has complied in all material respects with all applicable laws, rules and regulations relating to information reporting with respect to payments made to third parties and the withholding of and payment of withheld Taxes and has timely withheld from employee wages and other payments and paid over to the proper taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws or it has finally resolved and fully satisfied any liability for any failure to comply with any such matters.

          (d) The Company has no Knowledge of any pending or threatened claim by any taxing authority in any jurisdiction in which the Company does not pay Taxes or file Tax Returns that the Company is required to pay Taxes or file Tax Returns.

          (e) The Company has not filed a consent under Section 341(f) of the Code.

          (f) The Company has not agreed nor is required to make any adjustment under Section 481(a) of the Code.

     4.21 Government Contracts.
          --------------------

          (a) The Company is not now and in the last two (2) years has not been a party to any government contracts subject to price redetermination or renegotiation;

          (b) All of the Company's government contracts completed on or before December 31, 1996 have been audited, and no amounts are or will become payable by the Company to any Government Authority in connection with such contracts; and

          (c) No amounts are or will become payable by the Company to any Government Authority in connection with government contracts completed during the period from January 1, 1997 through and including the Closing Date.

     4.22 Absence of Changes. Since the Balance Sheet Date, there has not been:
          ------------------

          (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the Company;

          (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company;

          (c) any change in the authorized capital of the Company or its securities outstanding or any grant by the Company of any options, warrants, calls, conversion rights or commitments;

          (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company, except as contemplated by this Agreement;

          (e) any increase in the compensation, bonus, sales commissions, fringe benefits or fee arrangement payable or to become payable by the Company to any of its officers, directors, shareholders, employees, consultants or agents, other than in the ordinary course of business and consistent with past practice, or any change in the method by which sales commissions are calculated and paid;

          (f) any work interruptions, labor grievances or claims filed materially adversely affecting the business, results of operation or condition (financial or otherwise) of the Company;

          (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, other than in the ordinary course of business including, without limitation, the Principal Shareholders, the Additional Founders and their respective affiliates;

          (h) any cancellation, or agreement to cancel, any material indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of the Principal Shareholders, the Additional Founders or any affiliate thereof;

          (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights other than rights of SM&A;

          (j) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets, other than in the ordinary course of business and consistent with past practice;

          (k) any waiver of any material rights or claims of the Company, other than in the ordinary course of business and consistent with past practice and for fair value;

          (l) any amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party, any breach by the Company of any such contract, agreement, license, permit or other right or, to the Knowledge of the Company, any breach by any other party to any such contract, agreement, license, permit or other right;

          (m) any transaction by the Company outside the ordinary course of its business; or

          (n) any authorization, approval, agreement or commitment to do any of the foregoing.

     4.23 Deposit Accounts; Powers of Attorney. The Disclosure Schedule contains
          ------------------------------------
an accurate list, as of the date of this Agreement (which shall be accurate as of the Closing Date unless modified in a written notice provided to SM&A at or prior to the Closing), of:

          (a) the name of each financial institution in which the Company has accounts or safe deposit boxes;

          (b)  the names in which the accounts or boxes are held;

          (c)  the type of account; and

          (d) the name of each person authorized to draw thereon or have access thereto.

The Disclosure Schedule also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power. Each such power, if any, has been or will be canceled from and after the Closing Date.

     4.24 Relations with Governments. To the Company's Knowledge, neither the
          --------------------------
Company nor any director, officer, agent, employee or other person acting on behalf of the Company, has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others or accepted or received any unlawful contributions, payments, gifts or expenditures.

     4.25 Conflicts of Interest. During the two (2)-year period preceding and
          ---------------------
including the date of this Agreement, neither (a) any past or present officer or director of the Company, nor (b) to the Company's Knowledge, any relative of any past or present officer or director of the Company, nor (c) to the Company's Knowledge, any corporation, partnership, trust or other entity of which any such past or present officer or director of the Company has a direct or indirect interest or is a director, officer, shareholder, partner or trustee, is or has ever been a party, directly or indirectly, to any transaction with the Company, including without limitation any agreement or other arrangement providing for the furnishing of services by or to the Company or the rental of any property from or to the Company, or otherwise requiring or contemplating any payments by or to the Company. Neither any present officer or director, nor, to the best of the Company's Knowledge, any relative of any such officer or director, owns directly or indirectly any interest in any corporation, firm, partnership, trust or other entity or business which is a competitor, potential competitor, customer, client or supplier of the Company or any related business.

     4.26 Environmental Matters. The Company and all of its assets are in
          ---------------------
compliance with, and are not subject to any liability under, applicable federal, state and local environmental and public or occupational health or safety laws, regulations or codes or requirements relating to manufacture, storage, transport, generation, use, treatment, disposal or handling of pollutants, contaminants, hazardous or toxic wastes, substances, or materials, except where the failure to so comply or the liability thereunder would not have a Material Adverse Effect on the Company.

     4.27 Disclosure. This Agreement and the Schedules and Exhibits hereto and
          ----------
all other documents included on, attached to or delivered with this Agreement, the Schedules or the Exhibits hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If the Company or any Principal Shareholder or Additional Founder becomes aware prior to the Closing of any fact or circumstance which would change a representation or warranty of the Company or the Principal Shareholders or Additional Founders contained in this Agreement, such person shall immediately give written notice of such fact or circumstance to SM&A. However, such notification shall not relieve any person of its or his respective obligations under this Agreement (including, without limitation, under Article 4 or 5, as the case may be).
                  --------------

5.   ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS AND
     ---------------------------------------------------------------------------
     ADDITIONAL FOUNDERS.
     -------------------

     In addition to the representations and warranties of the Company, Additional Founders and Principal Shareholders set forth in Article 4, each
                                                            ---------
Principal Shareholder and Additional Founder represents and warrants to SM&A that all of the following representations and warranties are true, subject to such exceptions as are specifically disclosed in the Disclosure Schedule (referencing the appropriate section and paragraph numbers), which shall modify the representations and warranties of the Principal Shareholders and the Additional Founders set forth in this Article 5:
                                      ---------

     5.1  Authorization; No Conflicts. Such Principal Shareholder or Additional
          ---------------------------
Founder has the full legal right, power and authority to enter into this Agreement, the Flow of Funds Agreement, the Employment Agreement (to the extent he or she is a party thereto) and the Escrow Agreement (to the extent he or she is a party thereto) and to perform the transactions contemplated herein and therein. The execution, delivery and performance of this Agreement, the Flow of Funds Agreement, the Employment Agreement (to the extent he or she is a party thereto) and the Escrow Agreement (to the extent he or she is a party thereto), and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate or conflict with any Legal Requirement applicable to such Principal Shareholder or Additional Founder, or (b) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Government Authority, except as set forth on the Disclosure Schedule. This Agreement has been duly executed and delivered by such Principal Shareholder or Additional Founder, and at the Closing the Flow of Funds Agreement, the Employment Agreement (to the extent he or she is a party thereto) and the Escrow Agreement (to the extent he or she is a party thereto) will be duly executed and delivered by such Principal Shareholder or Additional Founder, and, assuming the due execution and delivery hereof and thereof by SM&A, this Agreement constitutes, and the Flow of Funds Agreement, the Employment Agreement (to the extent he or she is a party thereto) and the Escrow Agreement (to the extent he or she is a party thereto) will constitute, the legal, valid and binding obligation of such Principal Shareholder or Additional Founder, enforceable against such Principal Shareholder or Additional Founder in accordance with their terms, except as enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

     5.2  Title to Company Stock. Such Principal Shareholder or Additional
          ----------------------
Founder has good and marketable title to the number of shares of Company Stock set forth opposite such Principal Shareholder's or Additional Founder's name on the Disclosure Schedule, free and clear of Encumbrances.

6.   REPRESENTATIONS AND WARRANTIES OF SM&A.
     --------------------------------------

     SM&A represents and warrants to the Company, the Principal Shareholders and the Additional Founders that all of the following representations and warranties are true:

     6.1  Organization and Standing. SM&A is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of the State of California. True and correct copies of the Articles of Incorporation (certified by the Secretary of State of California) and Bylaws (certified by the Secretary of SM&A), as each is amended, of SM&A are attached to Schedule 6.1.
                                                   ------------

     6.2  Authorization and Binding Obligation. SM&A has full corporate power
          ------------------------------------
and authority to enter into and perform this Agreement, the Flow of Funds Agreement and the Escrow Agreement and the transactions contemplated herein and therein. The execution, delivery and performance of this Agreement, the Flow of Funds Agreement and the Escrow Agreement by SM&A have been duly and validly authorized by all necessary corporate action on the part of SM&A. This Agreement has been duly executed and delivered by SM&A. At the Closing, the Flow of Funds Agreement and the Escrow Agreement will be duly executed and delivered by SM&A, and assuming the due execution and delivery hereof and thereof by the other parties hereto, respectively, this Agreement constitutes, and the Flow of Funds Agreement and the Escrow Agreement will constitute, the legal, valid and binding obligation of SM&A, enforceable against SM&A in accordance with their terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

     6.3  No Conflicts. The execution, delivery and performance of this
          ------------
Agreement, the Flow of Funds Agreement and the Escrow Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of SM&A's Articles of Incorporation or Bylaws, (b) violate or conflict with any provision of, or be an event that is (or with the passage of time will result in) a default or violation of, or result in the modification, cancellation or acceleration of (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition or creation of any Encumbrances upon any of the assets of SM&A pursuant to any material contract, mortgage, lien, lease, agreement or instrument to which SM&A is a party or by which SM&A is bound, (c) violate or conflict with any Legal Requirement applicable to SM&A, or any of its properties or assets or any other material restriction of any kind or character to which it is subject, or (d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Government Authority.

     6.4  Approvals. Except as set forth on Schedule 6.4, the execution,
          ---------                         ------------
delivery and performance of this Agreement by SM&A do not require (a) the consent, approval or authorization of any government or regulatory authority having jurisdiction over SM&A or of any third party that have not been obtained, or (b) the submission or filing of any notice, report or other filing with any government or regulatory authority having jurisdiction over SM&A.

     6.5  Litigation and Administrative Proceedings. There is no litigation,
          -----------------------------------------
proceeding or investigation pending or, to the Knowledge of SM&A, threatened against SM&A in any federal, state or local court, or before any administrative agency, that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

     6.6  SEC Reports and Financial Statements.
          ------------------------------------

          (a) SM&A has made available to the Company or its counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by SM&A Corporation, the sole shareholder of SM&A ("Parent"), with the Securities and Exchange Commission ("SEC") on
               ------                                                  ---
     or after August 20, 1998 ("Parent SEC Documents"), which are all the
                                --------------------
     documents (other than preliminary material) that Parent was required to file with the SEC on or after that date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Parent SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

           (b) The financial statements of SM&A included in the Parent SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present the financial position of Parent as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

     6.7   Ability to Perform Classified Programs. SM&A is not subject to
           --------------------------------------
foreign ownership, control or influence (as such terms are defined in the National Industrial Security Program Operating Manual) with respect to the protection of classified information, documents and facilities.

     6.8   No Registration Under the Securities Act.
           ----------------------------------------

           SM&A understands that the Outstanding Company Shares to be purchased by it under this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such Outstanding Company Shares being acquired hereunder subsequently are so registered or qualify for exemption from registration under the Securities Act.

     6.9   Acquisition for Investment.
           --------------------------

           The Outstanding Company Shares are being acquired under this Agreement by SM&A in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. The Outstanding Company Shares will not be offered for sale, sold or otherwise transferred by SM&A without either registration or exemption from registration under the Securities Act.

     6.10  Evaluation of Merits and Risks of Investment.
           --------------------------------------------

           SM&A has such knowledge and experience in financial and business matters that SM&A is capable of evaluating the merits and risks of SM&A's investment in the Outstanding Company Shares being acquired hereunder. SM&A understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Outstanding Company Shares for an indefinite period of time, inasmuch as the Outstanding Company Shares have not been registered under the Securities Act).

7.   COVENANTS.
     ---------

     7.1  Access and Cooperation. Between the date of this Agreement and the
          ----------------------
Closing Date, each of the Company and SM&A will afford to the officers and authorized representatives of the other party access to all of its and its subsidiaries' sites, properties, books and records and will furnish the other party with such additional financial and operating data and other information as to the business and properties of it and its subsidiaries as the other party may from time to time reasonably request subject to regulatory requirements concerning public reporting entities under the Securities Exchange Act of 1934, as amended. Each of the Company and SM&A and its subsidiaries will cooperate with the other party, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any government agency. The confidentiality agreement(s) heretofore signed by the Company and SM&A, including without limitation, the confidentiality provisions of the letter of intent dated July 16, 1999, shall remain in full force and effect until the Closing.

     7.2  Conduct of Business Pending Closing. Between the date hereof and the
          -----------------------------------
Closing Date, the Company shall:

          (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

          (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

          (c) perform all of its obligations under material agreements relating to or affecting its respective assets, properties or rights;

          (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

          (e) use commercially reasonable efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with it;

          (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and similar governmental approvals; and

          (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of SM&A.

     7.3  Prohibited Activities. Between the date hereof and the Closing Date,
          ---------------------
the Company will not, without the prior written consent of SM&A:

          (a)  make any change in its Articles of Incorporation or Bylaws;

          (b) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

          (c) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

          (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in excess of $10,000, other than in the ordinary course of business and consistent with past practice;

          (e) increase any fringe benefit or the compensation payable or to become payable to any officer, director, shareholder, employee or agent, or make any bonus or management fee payment to any such person, other than in the ordinary course of business and consistent with past practice;

          (f) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired except as specifically disclosed on the Disclosure Schedule;

          (g) sell, assign, lease or otherwise transfer or dispose of any material property or equipment, other than in the ordinary course of business and consistent with past practice;

          (h) negotiate for the acquisition of any business or the start-up of any new business;

          (i) merge or consolidate or agree to merge or consolidate with or into any other corporation;

          (j) waive any of its material rights or claims, other than the ordinary course of business and consistent with past practice and for fair value;

          (k) breach or permit a breach, amend or terminate any material agreement or any of its permits, licenses or other rights;

          (l) enter into any transaction, including without limitation any agreement or other arrangement providing for the furnishing of services by or to the Company or the rental of any property from or to the Company, or otherwise requiring or contemplating any payments by or to the Company, with any past or present officer or director of the Company, any relative of any past or present officer or director of the Company, or any corporation, partnership, trust or other entity of which any past or present officer or director of the Company has a direct or indirect interest or is a director, officer, shareholder, partner or trustee; or

          (m) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

     7.4  Release by Principal Shareholders and Additional Founders. EACH
          ---------------------------------------------------------
PRINCIPAL SHAREHOLDER AND ADDITIONAL FOUNDER HEREBY AGREES AND CONFIRMS THAT EFFECTIVE AS OF THE CLOSING THE PRINCIPAL SHAREHOLDER AND ADDITIONAL FOUNDER HEREBY FULLY RELEASES, ACQUITS AND FOREVER DISCHARGES THE COMPANY, TOGETHER WITH ITS SUCCESSORS, ASSIGNS, AFFILIATES, ANY PARENT AND RELATED PARTIES, FROM ANY AND ALL LIABILITY, CLAIM, DAMAGE, SUIT, COST, EXPENSE OR OBLIGATION OF ANY NATURE WHATSOEVER WHETHER KNOWN OR UNKNOWN, ARISING IN RESPECT OF OR IN CONNECTION WITH ANY TIME OR PERIOD OF TIME ON OR PRIOR TO THE CLOSING DATE, EXCEPT FOR COMPENSATION PAYABLE TO SUCH PRINCIPAL SHAREHOLDER OR ADDITIONAL FOUNDER BY THE COMPANY BASED UPON THE COMPANY'S STANDARD PRACTICES WHICH HAS NOT BEEN PAID, PLUS THE REASONABLE REIMBURSABLE EXPENSES BASED UPON THE PAST PRACTICES OF THE PRINCIPAL SHAREHOLDER OR ADDITIONAL FOUNDER THAT HAVE NOT BEEN PAID, AND EXCEPT FOR ANY CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. IN THIS REGARD, EACH PRINCIPAL SHAREHOLDER AND ADDITIONAL FOUNDER EXPRESSLY WAIVES THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH STATE THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     7.5  No Shop. Between the date of this Agreement and the earlier of (i) the
          -------
Closing Date or (ii) October 15, 1999, each of the Company, each of the Additional Founders and the Principal Shareholders shall not, directly or indirectly, in any way solicit, initiate contact with, or enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any other firm, entity or individual, with respect to the sale of the stock or assets or the merger or other business combination of the Company with any other entity (an "Acquisition Transaction"). The Company, each of the
                           -----------------------
Additional Founders and each Principal Shareholder, shall, if it or he or she is the recipient of such an offer, immediately notify SM&A of such event and the details of such offer. Any provision of this Agreement to the contrary notwithstanding, the parties hereto acknowledge that the Company and each Principal Shareholder and Additional Founder is bound by its fiduciary obligations and that they each must act in accordance with those obligations.

     7.6  Flow of Funds. Funds shall be transferred and disbursed by the parties
          -------------
in accordance with the Flow of Funds Agreement attached as Schedule 7.6 hereto.
                                                           ------------

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY, THE ADDITIONAL FOUNDERS
     ---------------------------------------------------------------------------
     AND THE PRINCIPAL SHAREHOLDERS.
     ------------------------------

     The obligations of the Company, each of the Additional Founders and each of the Principal Shareholders to close the transactions set forth in this Agreement are subject to the following conditions, which may be waived in writing in whole or in part; provided, however, that no such waiver of a condition shall
            --------  -------
constitute a waiver of any other rights or remedies, at law or in equity, if SM&A shall be in default of any of its representations, warranties or covenants under this Agreement.

     8.1  Representations and Warranties; Performance of Obligations. The
          ----------------------------------------------------------
representations and warranties of SM&A contained in Article 6 shall be accurate
                                                    ---------
as of the Closing Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by SM&A on or before the Closing Date shall have been duly complied with and performed; and the Company shall have received a certificate dated as of the Closing Date from a duly authorized officer of SM&A to such effect.

     8.2  No Litigation. No action or proceeding before a court or any other
          -------------
government agency or body shall have been instituted or threatened to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

     8.3  No Material Adverse Change. No material adverse change in the results
          --------------------------
of operations, financial condition or business of SM&A shall have occurred, and SM&A shall not have suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since the date hereof, which change, loss or damage materially affects or impairs the ability of SM&A to conduct its business; and the Company shall have received a certificate from a duly authorized officer of SM&A to such effect.

     8.4  Consents and Approvals. All necessary consents of and filings with any
          ----------------------
government authority or agency or any third party relating to the consummation of the transactions contemplated herein shall have been obtained or made, as applicable, and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Company's performance of its obligations hereunder.

     8.5  Opinion of Counsel. The Company shall have received an opinion from
          ------------------
Rutan & Tucker, LLP, counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit 3.2(b)(vii).
                                             -------------------

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SM&A.
     -------------------------------------------

     The obligation of SM&A to close the transactions set forth in this Agreement is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, which may be waived in writing in whole or in part; provided, however, that no such waiver of a condition shall constitute a waiver
--------  -------
of any other rights or remedies, at law or in equity, if the Company, a Principal Shareholder or an Additional Founder shall be in default of any of its representations, warranties or covenants under this Agreement.

     9.1  Representations and Warranties; Performance of Obligations. The
          ----------------------------------------------------------
representations and warranties of the Company, the Additional Founders and the Principal Shareholders contained in Article 4 and Article 5, respectively, shall
                                    ---------     ---------
be accurate as of the Closing Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Company, the Additional Founders and the Principal Shareholders on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated as of the Closing Date and signed by each Principal Shareholder and each Additional Founder with respect to such Principal Shareholder's and Additional Founder's representations, warranties and obligations and a certificate to the foregoing effect dated as of the Closing Date and signed by a duly authorized officer of the Company with respect to the Company's representations, warranties and obligations, shall have been delivered to SM&A.

     9.2  No Litigation. No action or proceeding before a court or any other
          -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

     9.3  Examination of Financial Statements. Prior to the Closing Date, SM&A
          -----------------------------------
shall have had sufficient time to review the unaudited balance sheets of the Company as of the end of the month immediately preceding the Closing Date, and the unaudited statements of income, cash flow and shareholders' equity of the Company for the period then ended shall disclose no material adverse change in the financial condition of the Company.

     9.4  No Material Adverse Change. No material adverse change in the results
          --------------------------
of operations, financial condition or business of the Company shall have occurred, and the Company shall not have suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since the Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business; and SM&A shall have received a certificate signed by a duly authorized officer of the Company dated the Closing Date to such effect.

     9.5  Opinion of Counsel. SM&A shall have received an opinion from Hogan &
          ------------------
Hartson, LLP, counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit 3.2(a)(v).
                            -----------------

     9.6  Consents and Approvals. All necessary consents of and filings with any
          ----------------------
governmental authority or agency or any third party relating to the consummation of the transactions contemplated herein shall have been obtained or made, as applicable, and no action or proceeding shall have been instituted or threatened to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

     9.7  Additional Liabilities and Obligations. The Company shall have
          --------------------------------------
delivered to SM&A a list, dated the Closing Date, setting forth all liabilities and obligations of the Company exceeding $5,000 individually or $25,000 in the aggregate arising since the Balance Sheet Date.

     9.8   Additional Contracts. The Company shall have delivered to SM&A a
           --------------------
list, dated the Closing Date, showing all material contracts and agreements, together with copies thereof, entered into by the Company since the date of this Agreement, if any.

     9.9   Good Standing Certificates. The Company shall have delivered to SM&A
           --------------------------
certificates, dated as of a date no longer than ten (10) days prior to the Closing Date, duly issued by the Secretary of State of the State California and the Virginia State Corporation Commission and the appropriate authorities in each other jurisdiction where the Company is qualified to do business as a foreign corporation, showing that the Company is in good standing and authorized to do business in each such state and, where such information is generally made available by the appropriate authorities, that all state franchise and/or income tax returns have been filed and taxes paid for the Company for all periods prior to the Closing.

     9.10  Resignation of Directors and Officers. Each of the Company's
           -------------------------------------
directors and officers serving in such capacity immediately prior to the Closing shall have delivered his duly executed resignation to the Company.

10.  INDEMNIFICATION.
     ---------------

     10.1  Survival. The representations, warranties, covenants and agreements
           --------
of the parties made in this Agreement shall survive (and not be affected in any respect by) the Closing and any examination or investigation conducted by or on behalf of the parties hereto and any information which any party may receive pursuant to the Schedules hereto or otherwise. Notwithstanding the foregoing, the right of indemnification with respect to each representation and warranty contained in this Agreement shall terminate on the date (the "Survival Date")
                                                              -------------
occurring on the second anniversary of the Closing Date; provided, however,  (i)
                                                         --------  -------
the right of indemnification concerning the matters set forth in Sections 4.3,
                                                                 -------------
4.4, 4.18, 4.20 and 4.26 shall survive until their applicable statutes of
------------------------
limitation, (ii) the right of indemnification concerning the matters set forth in Section 4.21 shall survive until the fifth anniversary of the Closing Date,
   ------------
and (iii) the right to indemnification with respect to such representations and warranties, and the liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such indemnifying party has been given written notice prior to the Survival Date. The parties acknowledge and agree that indemnification under this Article 10 shall be the sole remedy for
                                      ----------
any breach of this Agreement.

     10.2  Indemnification.
           ---------------

           (a) Each of the Principal Shareholders and Additional Founders shall, jointly and severally, indemnify, defend, protect and hold harmless SM&A and the Company and each of their respective successors and assigns and each of their directors, officers, employees, agents and affiliates (each an "SM&A Indemnified Person"), at all times from and after the date
               -----------------------
     of this Agreement (subject to any limitation on the survival of representations and warranties set forth in Section 10.1), against all
                                                 ------------
     losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses ("Losses") (including specifically, but
                                       ------
     without limitation, reasonable attorneys' fees and expenses of investigation

     ("Legal Expenses")) based upon, resulting from or arising out of (i) any
       --------------
     inaccuracy or breach of any representation or warranty of the Company contained in this Agreement, and (ii) the breach by the Company of, or the failure by the Company to observe, any of its covenants or other agreements contained in this Agreement.

           (b) Each of the Principal Shareholders and Additional Founders shall indemnify, defend, protect and hold harmless each SM&A Indemnified Person, at all times from and after the date of this Agreement (subject to any limitation on the survival of representations and warranties set forth in
     Section 10.1) against all Losses (including specifically, but without
     ------------
     limitation, Legal Expenses) based upon, resulting from or arising out of
     (i) any inaccuracy or breach of any representation or warranty of such Principal Shareholder or Additional Founder contained in this Agreement, and (ii) the breach by such Principal Shareholder or Additional Founder of, or the failure by the Principal Shareholder or Additional Founder to observe, any of such Principal Shareholder's or Additional Founder's covenants or other agreements contained in this Agreement.

           (c) As security for the indemnity provided herein, the Escrow Funds shall be held and released by the Escrow Agent as provided in the Escrow Agreement. The parties acknowledge and agree that indemnity obligations of the Principal Shareholders or Additional Founders other than indemnity obligations arising with respect to representations and warranties contained in Article 5 will be satisfied (i) first, from the Escrow Funds,
                  ---------
     (ii) second, from a cash payment by the Principal Shareholders equally or in such proportions as the Principal Shareholders may otherwise agree between themselves and (iii) third, from a cash payment by the Additional Founders, equally or in such proportions as the Additional Founders may otherwise agree between themselves. The parties further acknowledge and agree that indemnity obligations of the Principal Shareholders or Additional Founders arising with respect to representations and warranties contained in Article 5 will not be subject to the limitation set forth in
                  ---------
     the preceding sentence.

           (d)  Notwithstanding anything to the contrary contained in this
     Section 10.2, the aggregate amount to be paid by any Principal Shareholder
     ------------
     or Additional Founder with respect to a breach of this Agreement shall not exceed such Principal Shareholder's or Additional Founder's pro rata share of the Consideration.

     10.3  Indemnification by SM&A.
           -----------------------

           (a) SM&A shall indemnify, defend, protect and hold harmless each Principal Shareholder and Additional Founder and his or her respective successors and heirs (each a "Shareholder Indemnified Person") at all times
                                   ------------------------------
     from and after the date of this Agreement (subject to any limitation on the survival of representations and warranties set forth in Section 10.1)
                                                             ------------
     against all Losses (including specifically, but without limitation, Legal Expenses) based upon, resulting from or arising out of (a) any inaccuracy or breach of any representation or warranty of SM&A contained in this Agreement, and (b) the breach by SM&A of, or the failure by SM&A to observe, any of its covenants or other agreements contained in or made pursuant to this Agreement.

           (b)  Notwithstanding anything to the contrary contained in this
     Section 10.3, the aggregate amount to be paid by SM&A with respect to a
     ------------
     breach of this Agreement shall not exceed the Consideration.

     10.4  Indemnification Procedures.
           --------------------------

           (a) Promptly after receipt by any person entitled to indemnification under Section 10.2 or 10.3 (an "indemnified party") of notice of the
           --------------------      -----------------
     commencement of any action, suit or proceeding by a person not a party to this Agreement in respect of which the indemnified party will seek indemnification hereunder (a "Third Party Action"), the indemnified party
                                   ------------------
     shall notify the person that is obligated to provide such indemnification (the "indemnifying party") thereof in writing, but any failure to so notify
           ------------------
     the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section 10.2 or 10.3, except to the
                                         --------------------
     extent that the indemnifying party is prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with counsel reasonably satisfactory to such indemnified party; provided, however, that:
                                             --------  -------

                (i) the indemnified party shall be entitled to participate in the defense of such Third Party Action and to employ counsel at its own expense (which shall not constitute Legal Expenses for purposes of this Agreement) to assist in the handling of such Third Party Action;

                (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party or the indemnified party would be adversely affected thereby;

                (iii) no indemnifying party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such Third Party Action; and

                (iv) the indemnifying party shall not be entitled to control the defense of any Third Party Action unless the indemnifying party confirms in writing its assumption of such defense and continues to pursue the defense reasonably and in good faith. After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing, (i) the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party attributable to defending against such Third Party Action, and (ii) as long as the indemnifying party is reasonably contesting such Third Party Action in good faith, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the indemnifying party's prior written consent. If the indemnifying party does not assume control of the defense of such Third Party Action in accordance with this
           Section 10.4, the indemnified party shall have the right to defend
           ------------
           and/or settle such Third Party Action in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this Section 10.4. The reimbursement of
                                            ------------
           fees, costs and expenses required by this Section 10.4 shall be made
                                                     ------------
           by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

           (b) If an indemnified party has actual knowledge of any facts or circumstances other than the commencement of a Third Party Action which cause in good faith it to believe that it is entitled to indemnification under this Article 10, then such indemnified party shall promptly give the
                ----------
     indemnifying party notice thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section 10.2 or 10.3, as the case may
                                         --------------------
     be, except to the extent that the indemnifying party is prejudiced by the failure to give such notice.

           (c) If any dispute arises concerning the representations and warranties contained in Section 4.8, either SM&A or the Principal
                             -----------
     Shareholders or Additional Founders shall, as the case may be, send a notice to the other party concerning such dispute and the parties shall attempt to resolve all of the objecting party's objections within twenty
     (20) days of delivery of such notice. If any objections remain unresolved after the end of such twenty (20) day period, SM&A and the Principal Shareholders or Additional Founders shall appoint a nationally recognized accounting firm (the "Independent Accountant") to resolve all such disputed
                           ----------------------
     items. SM&A on the one-hand and the Principal Shareholders or Additional Founders on the other hand shall each pay one-half of the Independent Accountant's fees and expenses. The Independent Accountant shall give full consideration of all materials and positions presented by SM&A and the Principal Shareholders or Additional Founders and shall make a final report concerning all such disputes within ten (10) days after being appointed by SM&A and the Principal Shareholders or Additional Founders. If the parties continue to dispute the Independent Accountant's report, the report and the dispute shall be sent to binding arbitration in accordance with
     Section 14.7.
     ------------

11.  NONCOMPETITION.
     --------------

     11.1  Prohibited Activities.
           ---------------------

           (a) Ervin Kapos hereby covenants and agrees that for a period ending on the later of (A) three (3) years after the Closing Date and (B) one (1) year after the (x) termination or (y) expiration of the Employment Agreement (except as set forth in the following paragraph), Mr. Kapos shall not for any reason whatsoever, directly or by other means with intent, for himself or on behalf of or in conjunction with any other Person, engage, as an officer, director, shareholder, owner, partner, joint venturer, lender or in any capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct or indirect competition with the Company, SM&A or any of their Affiliates or successors, in the geographic areas where the Company, SM&A or their Affiliates or successors are conducting business during such period, including without limitation, the United States and each state, county, city and other political subdivision thereof.

               Notwithstanding the foregoing provisions of this paragraph (a), Mr. Kapos may (i) be a passive investor owning no more than five percent (5%) of the outstanding equity securities of any corporation the equity securities of which are listed on a national securities exchange or traded on the NASDAQ National Market and with which Mr. Kapos has no other connection whatsoever or (ii) invest in or act as an employee, consultant or other position for SM&A or any of its Affiliates.

          (b) Each Principal Shareholder and Additional Founder hereby covenants and agrees that for a period ending on the later of (A) three (3) years after the Closing Date and (B) one (1) year after the (x) termination or (y) expiration of such Principal Shareholder's or Additional Shareholder's Employment Agreement, if any, each Principal Shareholder and Additional Founder shall not, either directly or by other means with intent, either alone or in concert with others, (A) solicit or entice any person who is, at that time, or who has been within one (1) year prior to that time, an employee of or consultant to the Company, SM&A or their respective Affiliates or successors, to leave the Company, SM&A or their respective Affiliates or successors or to work for anyone other than the Company, SM&A or their respective Affiliates or successors, or (B) solicit, entice or in any way divert any customer or supplier with whom such Principal Shareholder or Additional Founder has conducted business or assisted the Company, SM&A or their respective Affiliates or successors in providing business, to do business with any business entity in competition with the Company, SM&A or their respective Affiliates or successors. For the purposes of this Section 11.1(b), general advertising concerning
                          ---------------
     available employment opportunities through newspapers or trade journals shall not constitute solicitation.

     11.2   Acknowledgments.  The parties hereto agree and acknowledge that the
            ---------------
damages that would be suffered by a nonbreaching party as a result of any breach of the provisions of this Article 11 may not be calculable and that an award of
                          ----------
a monetary judgment for such a breach would be an inadequate remedy. Consequently, a nonbreaching party shall have the right, in addition to any other rights it may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach of any provision of this Article 11 or otherwise to specifically enforce any of the provisions
        ----------
hereof, and a nonbreaching party shall not be obligated to post a bond or other security in seeking such relief. This remedy is in addition to damages directly or indirectly suffered by a nonbreaching party and reasonable attorneys' fees. The parties hereto agree that the restraint, duration and area for which the covenants in this Article 11 are to be effective are reasonable in light of the
                  ----------
business and activities of the parties hereto. In the event that any court finally determines that the time period or the geographic scope of any such covenant is unreasonable or excessive and any covenant is to that extent made unenforceable, the parties agree that the restrictions in this

Article 11 shall remain in full force and effect for the greatest time period
----------
and within--the greatest geographic area that would not render it unenforceable. The parties intend that each of the covenants in Article 11 shall be deemed
                                                 ----------
to be a separate covenant.

     11.3   Independent Covenant. All of the covenants in this Article 11 shall
            --------------------                               ----------
be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of a nonbreaching party against a breaching party, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by any party of such covenants.

 12. CERTAIN DEFINITIONS.
     -------------------

     12.1   "Affiliate" (whether or not capitalized) shall mean, with respect to
             ---------
any person, any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition, "control" shall mean possession,
                                                -------
directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interest, by contract or otherwise).

     12.2   "Base Purchase Price" means $2,500,000 for all of the Outstanding
             -------------------
Company Shares plus $150,000 for the covenants contained in Article 11, less the
                                                            ----------
Purchase Price Adjustment Amount, if any. The Base Purchase Price shall be payable in the amounts, at the times and in the manner provided in Schedule 7.6.
                                                                   ------------

     12.3   "Company Stock" means the common stock, $1.00 par value per share,
             -------------
of the Company.

     12.4   "Earn-Out Purchase Price" means an amount of cash up to $660,000
             -----------------------
representing 100% of the anticipated Earn-Out Purchase Price which may be earned, and shall be payable if earned, in accordance with Schedule 12.4. To
                                                           -------------
earn the Earn-Out Purchase Price, or any portion thereof, Ervin Kapos must remain active as President of the Company for two years (unless his service is terminated due to his death or disability, is terminated by the Company without Cause or is terminated by Mr. Kapos through his resignation with Good Reason, all as described in the Employment Agreement), and the Company must earn at least the minimum revenues described on Schedule 12.4.
                                        -------------

     12.5   "Encumbrances" shall mean mortgages, liens, pledges, encumbrances
             ------------
(legal or equitable), claims, charges, security interests, covenants, conditions, voting and other restrictions, rights-of-way, easements, options, encroachments, rights of others and any other matters affecting title, except, in the case of the Company Stock, for restrictions on the sale or other disposition thereof imposed by federal or state securities laws.

     12.6   "GAAP" shall mean generally accepted accounting principles.
             ----

     12.7   "Government Authority" shall mean any government or state (or any
             --------------------
subdivision thereof), whether domestic, foreign or multinational, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any government court or tribunal.

     12.8   "Knowledge" with respect to the Company shall mean all facts and
             ---------
conditions which are actually known by any of the Principal Shareholders, Additional Founders, executive officers or directors of the Company or which should have been known by prudent persons holding such positions with access to the books and records of the Company; and "Knowledge" with respect to SM&A shall mean all facts and conditions which are actually known by any of the executive officers or directors of SM&A, or which should have been known by prudent persons holding such positions with access to the books and records of SM&A.

     12.9   "Legal Requirement" shall mean any law, statute, ordinance, code,
             -----------------
rule, regulation, standard, judgment, decree, writ, ruling, arbitration award, injunction, order or other requirement of any Government Authority.

     12.10  "Material Adverse Effect" shall mean any material adverse change in
             -----------------------
or effect on, or any change that may reasonably be expected to have a material adverse effect on, (i) the business, operations, assets, liabilities, condition (financial or otherwise), or results of operations of the Company or SM&A, as the context requires or (ii) the ability of any of the parties hereto to consummate the transactions contemplated by this Agreement or any related agreement to which any such party is a party.

     12.11  "Outstanding Company Shares" shall mean the number of shares of
             --------------------------
Company Stock outstanding immediately prior to the Closing, and any of such shares. For the avoidance of doubt, Outstanding Company Shares do not include shares held by the Company, whether as treasury stock or otherwise, or held by a subsidiary of the Company.

     12.12  "Person" (whether or not capitalized) shall mean and include an
             ------
individual, corporation, company, limited liability company, limited liability partnership, partnership, joint venture, association, trust, and other unincorporated organization or entity and a governmental entity or any department or agency thereof.

     12.13  "Purchase Price Adjustment Amount" shall mean (a) the amount by
             --------------------------------
which the Company's working capital as of the Closing Date (computed on a basis consistent with that historically and consistently maintained by the Company) is less than $750,000; plus (b) the amount by which the Company's net worth as of the Closing Date (computed on a basis consistent with that historically and consistently maintained by the Company) is less than $1,050,000; plus (c) the amount of any accounts receivable of the Company aged in excess of 90 days on the Closing Date ("Aged Receivables"); provided, however, (i) Aged Receivables
                   ----------------    --------  -------
shall only cause an adjustment to the Base Purchase Price, and (ii) that in the event that any Aged Receivable shall later be collected by the Company on or before December 31, 2000, the proceeds thereof shall be distributed to the Principal Shareholders and Additional Founders in the same proportions as the Base Purchase Price; plus (d) the amount of any expenses incurred by the Company as a result of this Agreement and the transactions contemplated hereby (see
Section 14.6) and not paid directly by the Principal
------------

Shareholders or Additional Founders prior to the Closing; plus (e) the amount of any debts payable by the Company as of the Closing Date; plus (f) the excess of the amount of any deferred taxes of the Company as of the Closing Date over the amount of any prepaid taxes of the Company as of the Closing Date.

     12.14  "Technology" shall mean all trade secrets, proprietary information,
             ----------
software and computer programs and source code data relating thereto (including all current and historical data bases) research records, test information, market surveys, marketing know-how, inventories, know-how, processes and procedures owned, used by or licensed to the Company.

13.  TERMINATION.
     -----------

     13.1   Circumstances of Termination. This Agreement may be terminated prior
            ----------------------------
to the Closing (notwithstanding approval by the shareholders of any party hereto):

            (a) By the mutual consent in writing of the Boards of Directors of the Company and SM&A;

            (b) By the Board of Directors of SM&A if any condition provided in
     Article 9 hereof has not been satisfied or waived on or before the Closing
     ---------
     Date;

            (c) By the Board of Directors of the Company if any condition provided in Article 8 hereof has not been satisfied or waived on or before
                 ---------
     the Closing Date;

            (d) By the Board of Directors of either the Company or SM&A if the Closing Date has not occurred by October 15, 1999;

            (e) By SM&A if the Company or any Principal Shareholder or Additional Founder has breached in any material respect any of the representations, warranties or covenants contained in Article 4, Article 5
                                                           ---------  ---------
     or Article 7, respectively; or
        ---------

            (f) By the Company if SM&A has breached in any material respect any of the representations, warranties or covenants contained in Article 6 or
                                                                  ---------
     Article 7, respectively.
     ---------


     13.2   Effect of Termination. In the event of a termination of this
            ---------------------
Agreement pursuant to Section 13.1 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors and shareholders) shall be liable to any other party for any costs, expenses, damages or loss of anticipated profits hereunder; provided, however, that termination pursuant to Section 13.1(e) or Section
--------  -------                               ---------------    -------
13.1(f) shall not relieve the defaulting or breaching party from any liability
-------
to the other parties hereto.

14.  GENERAL.
     -------

     14.1   Cooperation. The Company, the Principal Shareholders, the Additional
            -----------
Founders and SM&A shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. Each Principal Shareholder and Additional Founder will cooperate and use commercially reasonable efforts to have the present officers, directors and employees of the Company cooperate with SM&A on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     14.2   Successors and Assigns. This Agreement and the rights of the parties
            ----------------------
hereunder may not be assigned except by operation of law or the prior written consent of the other parties, and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of the Company and SM&A, and the heirs and legal representatives of the Principal Shareholders and Additional Founders.

     14.3   Entire Agreement. This Agreement (including the Exhibits attached
            ----------------
hereto and the Schedules delivered pursuant hereto) and the other writings specifically identified herein or contemplated hereby contain the entire agreement and understanding between the parties hereto with respect to the transactions contemplated herein and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Company, the Principal Shareholders, the Additional Founders and SM&A.

     14.4   Counterparts. This Agreement may be executed simultaneously in two
            ------------
or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     14.5   Brokers and Agents. Each of the Company, the Principal Shareholders
            ------------------
and the Additional Founders represents and warrants that it employed no broker or agent in connection with this transaction. Each of the parties hereto agrees to indemnify the other parties hereto against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

     14.6   Payment of Expenses. Each of the parties hereto shall pay all its
            -------------------
own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that all such expenses of
                                  --------  -------
the Company shall be the responsibility of the Principal Shareholders and Additional Founders.

     14.7   Arbitration; Attorneys' Fees, Prevailing Party. Except as set forth
            ----------------------------------------------
in Section 10.4(c) and Section 11.2, all disputes arising under this contract
   ---------------     ------------
will be resolved by submission to binding arbitration at the Washington D.C. offices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). If JAMS is
                                                             ----
unable to arbitrate the dispute, then the dispute will be arbitrated at the

Washington D.C. offices of the American Arbitration Association ("AAA"). No
                                                                  ---
party shall commence an arbitration proceeding unless such party shall first give a written notice ("Dispute Notice") to the other parties setting forth the nature of the dispute. If the parties cannot agree on the selection of an arbitrator within twenty (20) days after delivery of the Dispute Notice, the arbitrator will be selected by JAMS or AAA, as the case may be. Except as specifically modified by this clause, the Commercial Arbitration Rules of the AAA will apply to all arbitrations before JAMS and the AAA. Except as specifically modified by this clause, Virginia law, including Virginia evidence law, shall be applied to determine all arbitrated issues. Virginia discovery law will apply to provide all discovery available in Virginia Circuit Court cases. Judgment upon an arbitration award may be entered in any court having competent jurisdiction and shall be binding, final and nonappealable. Should any proceeding be commenced between the parties to this Agreement seeking to enforce any of its provisions, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys' fees and all legal expenses and fees incurred on appeal and all interest thereon. For the purposes of this provision, "prevailing party"
                                                           ----------------
shall include a party which dismisses an action for recovery hereunder in exchange for payment of the sum allegedly due, performance of covenants allegedly breached, or consideration substantially equal to the relief sought in the action or proceeding.

     14.8   Notices. All notices or communications required or permitted
            -------
hereunder shall be in writing and shall be deemed given two (2) days after depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, when delivered by a nationally-recognized overnight delivery service or in person to an officer or agent of such party.

            (a)  If to SM&A, addressed to them at:

                 SM&A Corporation (East)
                 4695 MacArthur Court, Eighth Floor
                 Newport Beach, California 92660
                 Attn: President
                 Telephone: (949) 975-1550
                 Fax: (949) 975-1342

                 with a copy (which shall not constitute notice) to:

                 Rutan & Tucker, LLP
                 611 Anton Blvd., 14/th/ Floor
                 Costa Mesa, CA 92626-1998
                 Attn: Thomas J. Crane, Esq.
                 Telephone: (714) 641-5100
                 Fax: (714) 546-9035

            (b) If to the Principal Shareholders or Additional Founders, addressed to them:

                 c/o Ervin Kapos
                 908 Turkey Run Road
                 McLean, VA 22101
                 Telephone: (703) 356-4239

            (c)  If to the Company, addressed to it at:

                 Kapos Associates Inc.
                 1101 Wilson Blvd, Suite 1900
                 Arlington, VA 22209-2248

            (d)  with a copy (which shall not constitute notice) to:

                 Hogan & Hartson, LLP
                 8300 Greensboro Drive
                 McLean, VA 22102
                 Attn: Richard K. A. Becker, Esq.
                 Telephone: (703) 610-6123
                 Fax: (703) 610-6200

     14.9   Governing Law. This Agreement shall be construed in accordance with
            -------------
the laws of the Commonwealth of Virginia (but not including the choice of law provisions thereof). All disputes hereunder shall, subject to Section 14.7, be
                                                              ------------
adjudicated in the federal and Virginia State courts with jurisdiction over Arlington County, Virginia.

     14.10  Exercise of Rights and Remedies. Except as otherwise provided
            -------------------------------
herein, no delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     14.11  Reformation and Severability. In case any provision of this
            ----------------------------
Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     14.12  General Terms. As used in this Agreement, the terms "herein,"
            -------------
"herewith," and "hereof" are references to this Agreement, taken as a whole; the term "includes" or "including" shall mean "including, without limitations," and references to a "Section," "subsection," "clause," "Article," "Exhibit," "Appendix," or "Schedule" shall mean a Section, subsection, clause, Article, Exhibit, Appendix or Schedule of this Agreement, as the case may be, unless in any such case the context requires otherwise. All references to a given agreement, instrument or other document shall be a reference to that agreement, instrument or other document as modified, amended, supplemented and restated through the date as of which such reference is made, and reference to a law includes any amendment or modification thereof. The singular shall include the plural, and the masculine shall include the feminine and neuter, and vice versa.

15.  CERTAIN POST-CLOSING MATTERS.
     ----------------------------

     15.1   Appointment of President and Deputy General Manager.
            ---------------------------------------------------

            (a) Immediately following the closing, SM&A will ensure that Ervin Kapos is appointed as President of the Company.

            (b) Within six (6) months following the Closing Date, SM&A and Ervin Kapos will mutually agree upon the appointment of a Deputy General Manager designated by SM&A who will report to Ervin Kapos as President of the Company and will be co-located with Ervin Kapos at the Company's headquarters.

     15.2   Payment of Earn-Out Purchase Price. Within ninety (90) days after
            ----------------------------------
each of June 30, 2000 and June 30, 2001, SM&A shall deliver to each Principal Shareholder and Additional Founder the Earn-Out Purchase Price to which each is entitled, as earned and payable according to Schedule 12.4.
                                             -------------

     15.3   Confidentiality and Intellectual Property.
            -----------------------------------------

            (a) Each Principal Shareholder and Additional Founder (each a "Shareholder") acknowledges that, by reason of such person's employment or other
------------
association with the Company, such Shareholder has learned, and may hereafter learn, trade secrets and obtain other confidential and proprietary information concerning the business, operations, technology, financial condition, policies, procedures and processes of the Company, SM&A and their respective affiliates (collectively, "Confidential Information"). Each Shareholder agrees that such
                ------------------------
Shareholder will not divulge or otherwise disclose, directly or indirectly, any Confidential Information which such Shareholder may learn or may have learned prior hereto as a result of such Shareholder's employment or other association with the Company, except to the extent such information is lawfully obtainable from public sources or such use or disclosure (i) is required by applicable laws; (ii) is authorized by the Board of Directors of the Company; (iii) is or becomes available to the general public through no fault of such Shareholder; or
(iv) was disclosed to such Shareholder without restriction on disclosure by a third party who had the lawful right to disclose such Confidential Information and was not under any restriction of non-disclosure with respect to such information.

            (b) Each Shareholder expressly acknowledges and agrees that all work and services, if any, provided or to be provided to the Company and/or SM&A by such Shareholder has been and shall be under the direction, control and supervision of the Company and SM&A, that such work and services and every part and element thereof is, shall be and shall remain the sole and exclusive property of the Company and/or SM&A, who shall have all ownership rights therein. In the event, or to the extent, any such work or services are not held or considered to be owned by the Company and/or SM&A under applicable laws for any reason, then such Shareholder agrees to and does hereby irrevocably and perpetually transfer, assign and convey to the Company and/or SM&A, as the case may be, all right, title and interest in and to all such work and services. The Company or SM&A in its sole discretion shall have the right to register, patent and/or copyright rights and to obtain and hold patent and copyright registrations or such other protections as the Company or SM&A may deem appropriate to the subject matter, in and to the work and services, if any, of such Shareholder in the Company's or SM&A's own name, or in the name of such Shareholder, to the extent the Company or SM&A believes appropriate. If requested by the Company or SM&A, each Shareholder agrees to sign any additional document of assignment or other documents that the Company or SM&A deems necessary or desirable, and otherwise cooperate with and assist the Company and SM&A to separately confirm or more completely vest in the Company and/or SM&A exclusive right and title to such work and services, and any and all elements thereof, including, but not limited to, patent, copyright and trade secret and other intellectual property rights. In the event a Shareholder should fail to have any such documents signed, then the Company and SM&A are each hereby irrevocably appointed such Shareholder's attorney-in-fact (which agency shall be deemed coupled with an interest) with full right, power and authority to execute, verify, acknowledge and deliver the same in the name and on behalf of such Shareholder. The provisions of this Section 14.13 shall survive the Closing
                                         -------------
and shall continue forever.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"SM&A"                        SM&A CORPORATION (EAST),
                              a California corporation


                              By: /s/ Michael A. Piraino
                                 -----------------------------
                              Name:   Michael A. Piraino

                              Title: President


"COMPANY":                    KAPOS ASSOCIATES INC.,
                              a Virginia corporation


                              By:_____________________________

                              Name:___________________________

                              Title:__________________________


"PRINCIPAL SHAREHOLDERS":     ________________________________
                              ERVIN KAPOS


                              ________________________________
                              JUNE KAPOS


"ADDITIONAL FOUNDERS":        ________________________________
                              VERONA OLIVER


                              ________________________________
                              CORDELLIA SCRUGGS

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